Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 1, 2019 (the "Closing Date"), Glowpoint, Inc., a Delaware corporation (the "Company" or "Glowpoint"), closed its previously announced acquisition of Oblong Industries, Inc., a Delaware corporation ("Oblong" and, such transaction, the "Acquisition"). The Acquisition was consummated through the merger of Glowpoint Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Glowpoint (the "Merger Sub"), with and into Oblong on the Closing Date, with Oblong continuing as the surviving corporation and as a wholly-owned subsidiary of Glowpoint. On the Closing Date, (i) the shares of common and preferred stock of Oblong issued and outstanding immediately prior to the effective time of the Acquisition were converted into an aggregate of 1,686,659 shares of Glowpoint’s 6.0% Series D Convertible Preferred Stock, par value $0.0001 per share (the "Series D Preferred Stock"); (ii) all options to purchase shares of Oblong’s common stock held by previously terminated employees of Oblong were assumed by Glowpoint and deemed, in the aggregate, to constitute options to acquire a total of 107,845 shares of Glowpoint’s common stock, par value $0.0001 per share ("common stock"), at a volume weighted average exercise price of $4.92 per Glowpoint share and a remaining exercise period of one year; and (iii) all options to purchase shares of Oblong’s common stock held by current employees of Oblong were cancelled and exchanged for an aggregate of 49,967 restricted shares of Series D Preferred Stock ("Restricted Series D Preferred Stock"), which are subject to vesting over a two-year period following the Closing Date. The Series D Preferred Stock (including shares of Restricted Series D Preferred Stock) will automatically convert into an aggregate of 17,366,260 shares of Glowpoint’s common stock upon approval of such conversion by Glowpoint’s stockholders and receipt of NYSE American approval of the listing of the combined company’s common stock on such exchange. Following their conversion to common stock, shares of Restricted Series D Preferred Stock will remain subject to their vesting conditions.

On October 1, 2019, Glowpoint entered into a Series E Preferred Stock Purchase Agreement (the "Purchase Agreement") with the investors party thereto, who, prior to the closing of the Acquisition, were stockholders of Oblong (the "Purchasers"), relating to the offer and sale by Glowpoint in a private placement (the "Offering") of up to 131,579 shares of its 6.0% Series E Convertible Preferred Stock, par value $0.0001 per share (the "Series E Preferred Stock"), at a price of $28.50 per share. At an initial closing on October 1, 2019, Glowpoint sold, and the Purchasers purchased, 88,070 shares of Series E Preferred Stock for gross proceeds of approximately $2.51 million (the "Series E Financing"). Glowpoint did not pay any commissions or discounts in connection with the Offering. The Series E Preferred Stock will automatically convert into shares of Glowpoint’s common stock, on a one-for-10 basis, upon approval of such conversion by Glowpoint’s stockholders and receipt of NYSE American approval of the listing of the combined company’s common stock on such exchange.

The terms of the Acquisition, Series D Preferred Stock and Series E Preferred Stock have been previously disclosed in the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on September 16, 2019 and October 7, 2019. The Company had no prior material relationship with any of the parties to the transaction.

The following unaudited pro forma condensed combined consolidated financial statements have been developed by applying pro forma adjustments to the historical condensed consolidated financial statements of Glowpoint and Oblong. The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the Acquisition and the Series E Financing as if they had occurred on January 1, 2018.

Exhibit 99.5

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2019 gives effect to the Acquisition and the Series E Financing as if they occurred on September 30, 2019. All pro forma adjustments and underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined consolidated financial statements.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the Series E Financing were completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that the management of Glowpoint believes to be reasonable. Since the Acquisition has only recently been completed, the estimates and assumptions regarding the Acquisition are preliminary. The final purchase price allocation will be based on a formal valuation analysis of the assets acquired and liabilities assumed at closing and may result in differences in the estimates used in these pro forma condensed combined consolidated financial statements, and those differences could be material. Furthermore, the ability of Glowpoint to integrate Oblong and realize the benefits of the Acquisition remains subject to a number of risks and uncertainties.

The unaudited pro forma condensed combined consolidated financial statements do not include the effects of:

•	non-recurring income statement impacts arising directly as a result of the Acquisition;

•	any operating efficiencies or cost savings;

•	other post-Acquisition selling, general and administrative costs;

•	savings as a result of planned restructuring actions to be taken; or

•	acquisition and integration expenses;

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

•	audited historical consolidated financial statements of Glowpoint as of and for the year ended December 31, 2018, included in the Company's Form 10-K filed with the SEC on March 8, 2019;

•
unaudited historical condensed consolidated financial statements of Glowpoint as of and for the nine months ended September 30, 2019, included in the Company's Form 10-Q filed with the SEC on November 14, 2019;

•
audited historical financial statements of Oblong as of and for the year ended December 31, 2018 and unaudited historical financial statements of Oblong as of and for the nine months ended September 30, 2019, included as Exhibits 99.2 and 99.4 to this Current Report on Form 8-K.

Exhibit 99.5

Glowpoint, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
September 30, 2019
(in thousands)

	Historical		Pro Forma	Pro Forma
	Glowpoint	Oblong	Adjustments	Combined
ASSETS			(Note 3)
Current assets:
Cash and cash equivalents	$1,271	$2,194	$2,510	$5,975
Accounts receivable, net	1,089	1,962	—	3,051
Inventory	—	1,618	—	1,618
Prepaid expenses and other current assets	376	572	848	1,796

TOTAL CURRENT ASSETS	2,736	6,346	3,358	12,440

Property and equipment, net	359	1,221	—	1,580
Goodwill	2,342	—	3,149	5,491
Intangible assets, net	404	3,595	9,791	13,790
Other assets	37	216	4,333	4,586

TOTAL ASSETS	$5,878	$11,378	$20,631	$37,887

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$424	$296	$300	$1,020
Accrued expenses and other liabilities	744	1,177	1,554	3,475
Deferred revenue	—	2,952	(1,650)	1,302
Current portion of long-term debt	—	2,627	(72)	2,555
Promissory notes payable	—	3,000	(3,000)	—

TOTAL CURRENT LIABILITIES	1,168	10,052	(2,868)	8,352

Long-term debt, net of current portion	—	2,620	—	2,620
Other long-term liabilities	—	233	2,779	3,012

TOTAL NONCURRENT LIABILITIES	—	2,853	2,779	5,632

CONVERTIBLE PREFERRED STOCK	—	71,755	(71,755)	—
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,710	(73,282)	92,476	23,904

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$5,878	$(11,378)	$20,631	$37,887

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Exhibit 99.5

Glowpoint, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Year Ended December 31, 2018
(in thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Glowpoint	Oblong	Adjustments		Combined

Revenue	$12,557	$17,249	$—		$29,806

Operating expenses:
Expenses	13,449	33,329	250	(a)	47,028
Impairment charges	5,093	331	—		5,424
Depreciation and amortization	755	1,330	1,958	(c)	4,043
Total operating expenses	19,297	34,990	2,208		56,495
Loss from operations	(6,740)	(17,741)	(2,208)		(26,689)

Interest and other expense, net	(415)	(113)	(97)	(d)	(625)
Loss before income taxes	(7,155)	(17,854)	(2,305)		(27,314)
Income tax expense	(13)	—	—		(13)
Net Loss	$(7,168)	(17,854)	$(2,305)		$(27,327)
Preferred stock dividends	(12)	—	—		(12)
Net loss attributable to common stockholders	$(7,180)	$(17,854)	$(2,305)		$(27,339)

Net Loss per share:
Basic and diluted net loss per share	$(1.50)			(f)	$(5.70)
Weighted average number of common shares:
Basic and diluted	4,795				4,795

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Exhibit 99.5

Glowpoint, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Nine Months Ended September 30, 2019
(in thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Glowpoint	Oblong	Adjustments		Combined

Revenue	$7,403	$12,757	$0		$20,160

Operating expenses:
Expenses	8,581	22,248	187	(b)
			(465)	(b)	30,551
Impairment charges	473	427	0		900
Depreciation and amortization	461	852	1,469	(c)	2,782
Total operating expenses	9,515	23,527	1,191		34,233
Loss from operations	(2,112)	(10,770)	(1,191)		(14,073)

Interest and other expense, net	(1)	(272)	(73)	(d)	(346)
Net Loss	$(2,113)	$(11,042)	$(1,264)		$(14,419)
Preferred stock dividends	(23)	0	(2,276)	(e)	(2,299)
Net loss attributable to common stockholders	$(2,136)	$(11,042)	$(3,540)		$(16,718)

Net Loss per share attributable to common stockholders:
Basic and diluted net loss per share	$(0.41)			(f)	$(3.22)
Weighted average number of common shares:
Basic and diluted	5,184				5,184

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Exhibit 99.5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

As more fully discussed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 7, 2019, on October 1, 2019 (the "Closing Date"), Glowpoint, Inc., a Delaware corporation (the "Company" or "Glowpoint"), closed its previously announced acquisition of Oblong Industries, Inc., a Delaware corporation ("Oblong" and, such transaction, the "Acquisition"). The Acquisition was consummated through the merger of Glowpoint Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Glowpoint (the "Merger Sub"), with and into Oblong on the Closing Date, with Oblong continuing as the surviving corporation and as a wholly-owned subsidiary of Glowpoint. On the Closing Date, (i) the common and preferred stock of Oblong issued and outstanding immediately prior to the effective time of the Acquisition were converted into an aggregate of 1,686,659 shares of Glowpoint’s 6.0% Series D Convertible Preferred Stock, par value $0.0001 per share (the "Series D Preferred Stock"); (ii) all options to purchase shares of Oblong’s common stock held by previously terminated employees of Oblong were assumed by Glowpoint and deemed, in the aggregate, to constitute options to acquire a total of 107,845 shares of Glowpoint’s common stock, par value $0.0001 per share ("common stock"), at a volume weighted average exercise price of $4.92 per share and a remaining exercise period of one year; and (iii) all options to purchase shares of Oblong’s common stock held by current employees of Oblong were canceled and exchanged for an aggregate of 49,967 restricted shares of Series D Preferred Stock ("Restricted Series D Preferred Stock"), which are subject to vesting over a two-year period following the Closing Date. The Series D Preferred Stock (including shares of Restricted Series D Preferred Stock) will automatically convert into an aggregate of 17,366,260 shares of Glowpoint’s common stock upon approval of such conversion by Glowpoint’s stockholders and receipt of NYSE American approval of the listing of the combined company’s common stock on such exchange. Following their conversion to common stock, shares of Restricted Series D Preferred Stock will remain subject to their vesting conditions.

The Acquisition will be accounted for in accordance with FASB Accounting Standards Codification Topic 805 "Business Combinations" ("ASC 805"), which requires an allocation of the purchase price of an acquired entity to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The final purchase price allocation will be based on a formal valuation analysis of Oblong's assets and liabilities as of the date the Acquisition was consummated.

On October 1, 2019, Glowpoint entered into a Series E Preferred Stock Purchase Agreement (the "Purchase Agreement") with the investors party thereto, who, prior to the closing of the Acquisition, were stockholders of Oblong (the "Purchasers"), relating to the offer and sale by Glowpoint in a private placement (the "Offering") of up to 131,579 shares of its 6.0% Series E Convertible Preferred Stock, par value $0.0001 per share (the "Series E Preferred Stock"), at a price of $28.50 per share. At an initial closing on October 1, 2019, Glowpoint sold, and the Purchasers purchased, 88,070 shares of Series E Preferred Stock for gross proceeds of approximately $2.51 million (the "Series E Financing"). Glowpoint did not pay any commissions or discounts in connection with the Offering. The Series E Preferred Stock will automatically convert into shares of Glowpoint’s common stock, on a one-for-10 basis, upon approval of such conversion by Glowpoint’s stockholders and receipt of NYSE American approval of the listing of the combined company’s common stock on such exchange.

The unaudited pro forma condensed combined financial statements have been developed by applying pro forma adjustments to the historical condensed consolidated financial statements of Glowpoint and Oblong. The unaudited pro forma condensed combined

Exhibit 99.5

statement of operations for the year ended December 31, 2018 and nine months ended September 30, 2019 gives effect to the Acquisition and the Series E Financing as if they had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the Acquisition and the Series E Financing as if they occurred on September 30, 2019.

NOTE 2: PRELIMINARY PURCHASE PRICE AND ALLOCATION OF THE ACQUISITION

Since the Acquisition has only recently been completed, the estimates and assumptions regarding the Acquisition are preliminary. The final purchase price allocation will be based on a formal valuation analysis of the assets acquired and liabilities assumed at closing and may result in differences in the estimates used in these pro forma condensed combined financial statements, and those differences could be material.

Pursuant to ASC 805, the purchase price of $16,912,000 was measured as the fair value of the consideration exchanged in the Acquisition as follows:

Series D Preferred Stock	$16,867,000
Value of stock options issued	45,000
Total	$16,912,000

•
Since the Series D Preferred Stock has no active market, the value of the Series D Preferred Stock was estimated based on the number of shares of common stock into which the Series D Preferred Stock will automatically convert (or approximately 16,867,000) upon approval of such conversion by Glowpoint’s stockholders and receipt of NYSE American approval of the listing of the combined company’s common stock on such exchange, multiplied by $1.00 per share, which was the closing price of Glowpoint's common stock as traded on the NYSE American on the Closing Date.

•
The value of common stock options issued was equal to the Black Scholes value of 107,845 common stock options issued to former employees of Oblong, and was included in consideration as no future service was required.

The purchase price was allocated to Oblong's net tangible and intangible assets based on their estimated fair values as of the Closing Date, October 1, 2019. The pro forma allocation of the purchase price to the assets acquired, the liabilities assumed and goodwill recognized is as follows ($ in thousands):

Exhibit 99.5

Cash and cash equivalents	$2,194
Accounts receivable	1,962
Inventory	1,618
Prepaid expenses and other current assets	1,420
Property, plant, and equipment	1,221
Intangible assets	13,386
Other assets	4,549
Term loan, net	(5,247)
Accounts payable	(296)
Accrued expenses and other liabilities	(2,731)
Deferred revenue	(1,302)
Other long-term liabilities	(3,012)

Net assets acquired	13,762
Goodwill	3,149

Purchase price	$16,912

In accordance with ASC 805, goodwill, if any, is recognized as the excess of the purchase price over the estimated fair value of net assets acquired. Based on the Company's preliminary estimates, the $16,912,000 purchase price exceeded the estimated fair value of the net assets acquired, resulting in goodwill of $3,149,000.

Due to the nature and limitations of these preliminary calculations differences between the estimated fair values used in these pro forma calculations and those estimated under a formal valuation are expected to occur and those differences could be material.

NOTE 3: PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements reflect the pro forma adjustments of the Acquisition and the Series E Financing as described in Note 3. Pursuant to the acquisition method of accounting, the total purchase price, as measured in Note 2, has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective estimated fair values. There were no payable or receivable balances or revenue transactions between Glowpoint and Oblong as of and for the nine months ended September 30, 2019.

A reasonable allocation of fees paid to attorneys and accountants that are involved with completing the Acquisition and has been made to acquisition-related costs. Based on this allocation and information specific to each aspect of the Acquisition, $465,000 of costs incurred before the Closing Date associated with legal and other third-party costs in connection with the Acquisition were expensed as acquisition-related costs. An adjustment has been made to the unaudited pro forma condensed combined consolidated statement of operations for the nine months ended September 30, 2019 to eliminate such costs as they are non-recurring.

The unaudited pro forma condensed combined statement of operations does not include costs that may result from integration activities. Glowpoint has not identified any Acquisition contingencies where the related asset, liability, or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, not to exceed one year from the acquisition date, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

Exhibit 99.5

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Glowpoint and Oblong filed consolidated income tax returns for the periods presented.

Exhibit 99.5

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet related to the Acquisition and Series E Financing as of October 1, 2019 are as follows (in thousands):

Increase / (Decrease) In:	Series E Financing (1)	Adjustment to Fair Value (2)	SVB Warrant (3)	Acquisition-related costs (4)	Promissory Notes Payable (5)	Convertible Preferred Stock (6)	Net Adjustment
Cash and Cash Equivalents	$2,510						$2,510
Customer Relationships		$9,791					$9,791
Goodwill		$3,149					$3,149
Prepaid expenses and other current assets		$848					$848
Other assets		$4,333					$4,333
Accounts payable				$300			$300
Accrued expenses and other liabilities		$(1,554)					$(1,554)
Deferred Revenue		$1,650					$1,650
Other long-term liabilities		$(2,779)					$(2,779)
Term Loan			$(72)				$(0.072)
Promissory Notes Payable					$ (3,000)		$(3)
Convertible preferred stock						$ (71,755)	$ (71,755)
Stockholders' Equity	$2,510	$15,439	$72	$(300)	$ 3,000	$ 71,755	$ 92,476

(1)
Series E Financing - See Note 1. The proceeds of the Series E Financing were received on the Closing Date and are reflected as an adjustment to the pro forma condensed combined balance sheet as of September 30, 2019.

(2)	Adjustments to fair value - The assets acquired and liabilities assumed of Oblong have been adjusted to their estimated fair values as of the acquisition date. Those adjustments are as follows:

Intangible assets - The historical value of Oblong’s identifiable intangible assets was $3,595,000 and had an estimated fair value of $13,386,000 at the acquisition date. Accordingly, a pro forma adjustment to gross assets of $9,791,000 has been provided. Identifiable intangible assets acquired included primarily customer relationships and patents. The estimated useful lives for the intangible assets are determined based on the expected benefit period of the Oblong assets and historical experience with similar assets. The Company expects to amortize the estimated fair value of these assets based on the straight-line method. Valuations of the Company’s intangible assets are expected to be finalized no later than one year from the date of acquisition. Any value assigned to these assets will represent a reclassification from the goodwill asset recorded in our preliminary purchase price allocation as outlined in the table in Note 2. Any reclassification recorded could result in further adjustments to pro forma combined financial statements, including but not limited to adjustments to amortization expense, deferred tax liabilities and income tax expense. The preliminary estimated fair value and related amortization periods for the intangible assets is as follows ($ in thousands):

Exhibit 99.5

	Estimated Value of Intangible Asset Acquired	Estimated Average Useful Lives
Customer relationships	$9,791	5 years
Patents and other intangibles	$3,595	3 - 5 years
Total intangible assets	$13,386

Goodwill - $3,149,000 of goodwill as calculated in Note 2 has been provided for purposes of the combined pro forma financial statements, resulting in a net increase in goodwill for this amount.

Prepaid expenses and other current assets - This pro forma adjustment reflects the recording of $848,000 related to the capitalization of sales commissions upon Oblong’s adoption of ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)".

Other assets - This pro forma adjustment reflects the recording of: a) right-of-use assets of $4,333,000 upon Oblong’s adoption of ASU 2016-02, "Leases (Topic 842)" Topic 842.

Accrued expenses and other liabilities - This pro forma adjustment reflects the recording of short-term lease liabilities of $1,554,000 upon Oblong’s adoption of Topic 842.

Deferred revenue - This pro forma adjustment reflects a reduction of $1,650,000 to reflect the fair value of deferred revenue as of the acquisition date.

Other long-term liabilities - This pro forma adjustment reflects the recording of long-term lease liabilities of $2,779,000 upon Oblong’s adoption of Topic 842.

Oblong equity - Oblong's historical stockholders’ deficit balance of ($73,282,000) was eliminated as a result of the Acquisition.

(3)
SVB Warrant - On the Closing Date, Glowpoint and Oblong, as borrowers, and Silicon Valley Bank ("SVB"), as lender, executed a Second Amended and Restated Loan and Security Agreement (the "Loan Agreement"), which amended and restated, in its entirety, the Amended and Restated Loan and Security Agreement by and between Oblong and SVB. The Loan Agreement provides for a term loan facility of approximately $5.2 million (the "Loan"), all of which was outstanding as of September 30, 2019. In connection with its execution of the Loan Agreement, Glowpoint also issued a warrant to SVB that entitles SVB to purchase 72,394 shares of Glowpoint’s Common Stock at an exercise price of $0.01 per share (the "SVB Warrant"). The SVB Warrant has a ten (10) year term. The fair value of the SVB Warrant ($72,000) has been reflected as an adjustment to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 to record a discount to the Loan.

(4)
Acquisition-related costs - In connection with the Acquisition, the Company and Oblong incurred approximately $300,000 of legal and other third party cash acquisition-related costs subsequent to the Closing Date. Such costs are

Exhibit 99.5

reflected as an adjustment to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 to record such costs in accounts payable and decrease stockholders’ equity.

(5)
Promissory notes payable - This pro forma adjustment reflects the settlement of Oblong’s promissory notes payable that were recorded on the historical Oblong balance sheet as of September 30, 2019. On the Closing Date, these notes payable were converted to shares of Oblong preferred stock; which were then converted into the Series D Preferred Stock. Therefore, these promissory notes payable were not an assumed liability by Glowpoint as of the Closing Date. Since the promissory notes were issued during the three months ended September 30, 2019, interest expense on the promissory notes was $0 for the year ended December 31, 2018 and not material for the nine months ended September 30, 2019, and therefore no pro forma adjustments were warranted.

(6)
Convertible preferred stock - This pro forma adjustment reflects the elimination of Oblong's convertible preferred stock recorded on the historical Oblong balance sheet as of September 30, 2019 as the common and preferred stock of Oblong issued and outstanding immediately prior to the effective time of the Acquisition were converted into an aggregate of 1,686,659 shares of Glowpoint's 6.0% Series D Convertible Preferred Stock.

Exhibit 99.5

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the Acquisition and Series E Financing for the year ended December 31, 2018 and nine months ended September 30, 2019 are as follows:

(a)
Stock-based compensation expense - all Oblong Options (whether or not vested) held by current employees of Oblong were canceled and exchanged for an aggregate of approximately 49,967 restricted shares of Series D Preferred Stock ("Restricted Series D Preferred Stock"). Such shares of Restricted Series D Preferred Stock are subject to vesting over a two-year period following Closing, with twenty-five percent (25%) of such shares (the "Cliff Vesting Shares") vesting on the first anniversary of the Closing (the "Cliff Vesting Date") and the remaining seventy-five percent (75%) of such shares vesting in ratable monthly installments thereafter, subject to the holder’s continued employment through each such vesting date; provided, however, that in the event such holder’s employment is terminated prior to the Cliff Vesting Date without Cause (as defined in the Amendment), such holder shall remain eligible to vest in the Cliff Vesting Shares on the Cliff Vesting Date. The Restricted Series D Preferred Stock will automatically convert into 499,670 shares of Glowpoint’s restricted common stock upon approval of such conversion by Glowpoint’s stockholders and receipt of NYSE American approval of the listing of the combined company’s common stock on such exchange. The pro forma stock-based compensation expense adjustments related to the Restricted Series D Preferred Stock were $250,000 and $187,000 for the year ended December 31, 2018 and for the nine months ended September 30, 2019, respectively.

(b)
Acquisition-related costs - A reasonable allocation of fees paid to attorneys and accountants that are involved with completing the Acquisition and has been made to acquisition-related costs. Based on this allocation and information specific to each aspect of the Acquisition, $465,000 of costs incurred before the Closing Date associated with legal and other third-party costs in connection with the Acquisition were expensed as acquisition-related costs. An adjustment has been made to the unaudited pro forma condensed consolidated income statement for the nine months ended September 30, 2019 to eliminate such costs as they are non-recurring.

(c)
Amortization of intangible assets - Pro forma adjustments of $1,958,000 and $1,469,000 have been provided for the incremental amortization of intangible assets for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively, associated with the stepped-up value of intangible assets and the stated useful lives of the assets as of January 1, 2018. This incremental amortization expense is in addition to amortization expense recorded in Oblong’s statement of operations of $437,000 and $345,000 for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively.

(d)
Interest costs - Pro forma adjustments of $97,000 and $73,000 for the year ended December 31, 2018 and nine months ended September 30, 2019, respectively, have been provided for additional interest expense related to: a) the incremental accretion of interest costs related to the value of the SVB Warrant ($38,000 and $28,000) and b) the increase in the interest rate of the SVB term loan that became effective October 1, 2019 ($59,000 and $45,000).

Exhibit 99.5

(e)
Preferred stock dividends - A pro forma adjustment of $2,276,000 for the nine months ended September 30, 2019 has been provided for the 6.0% dividends on the total accrued value of the Series D and Series E Preferred Stock. No pro forma adjustment has been recorded for the year ended December 31, 2018 as no dividends accrued prior to the first anniversary of the issuance of the Series D and Series E Preferred Stock.

(f)
Net Loss Per Share is calculated by dividing net loss per share by the weighted average number of shares of common shares outstanding during the period.  On April 17, 2019, Glowpoint filed an amendment to its certificate of incorporation that effected a one-for-ten reverse stock split of Glowpoint's issued and outstanding shares of common stock. All shares of common stock, as well as the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options and other convertible or exchangeable securities, including issued and outstanding shares of the Company’s convertible preferred stock, presented herein have been retroactively adjusted to give effect to this reverse stock split. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including stock options, restricted stock and preferred stock (including the Series D Preferred Stock and the Series E Preferred Stock) to the extent they are dilutive. For the periods presented all such common stock equivalents have been excluded from diluted net loss per share as the effect to net loss per share would be anti-dilutive (due to the net loss). Pro forma earnings per share has been determined as if the Acquisition had occurred on January 1, 2018 by applying the effect of the pro forma adjustments to historical operating results and the historic basic and diluted shares outstanding of Glowpoint.